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                                 Exhibit 10.16

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

     This Executive Employment Agreement is made as of this 20th day of March, 1998, by and between Focal Communications Corporation, a Delaware corporation (the "Company") and Renee M. Martin, whose address is 398 Whispering Pines Ct., Barrington, IL (the "Executive").

     WHEREAS, the Company and the Executive wish to enter into an agreement for employment which shall provide certain terms of employment. The parties acknowledge that all terms of employment may not be contained in this Agreement, but that as to other conflicting terms of employment, which may be initiated from time to time by the Company, the terms contained herein, or as amended from time to time by the parties hereto, shall control.

     NOW THEREFORE, in accordance with the premise above, the parties agree as follows:

1.   Terms of Executive's Employment.
     -------------------------------

     (a)  Employment. The Company hereby employs Executive, and Executive hereby
          ----------
accepts employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth. The Company shall have the right to terminate the Executive's employment for any reason, at any time, with or without Cause (defined below). Executive shall have the right to terminate his employment for any reason, at any time, upon giving the Company written notice two weeks prior to such termination.

     (b)  Duties and Responsibilities.
          ---------------------------

     (i) Initially, the Executive shall serve as Senior Vice President and General Counsel of the Company, and so long as Executive is employed by the Company or any of its Subsidiaries, the Executive shall serve in such position as may be determined by the Board of Directors ("Board") and shall perform all duties and accept all responsibilities incident to such position or as may be assigned to him by the Board, and shall at all times comply with the policies and procedures adopted by the Company for its employees.

     (ii)   The Executive represents and covenants to the Company that he is not subject or a party to any employment agreement, non-competition agreement, nondisclosure agreement or any similar agreement, covenant or restriction that would prohibit the Executive from executing this Agreement and performing his duties and responsibilities assigned by the Company.
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     (c)  Extent of Service. So long as Executive is employed by the Company or
          -----------------
any of its Subsidiaries, the Executive agrees to use his best efforts to carry out his duties and responsibilities under paragraph 1(b) hereof and to devote his full professional time and attention thereto.

     (d)  Base Compensation.  For all the services rendered by the Executive
          -----------------
hereunder, the Company shall, commencing on the agreed upon start date of March 31, 1998 and continuing so long as Executive is employed by the Company or any of its Subsidiaries, pay the Executive an annual salary at the rate of $127,000 per year, plus any additional amounts, if any, as may be approved by a majority of the Board, less withholding required by law or agreed to by the Executive, and payable in installments at such times as is customary with the Company but in any event no less frequently than monthly. The Company agrees that the Executive's salary will be reviewed annually by the Board to determine if any adjustment is appropriate. For purposes of paragraph 1(f) and Section 3 herein, Executive's annual salary shall not be less than $120,000. So long as Executive is employed by the Company or any of its Subsidiaries, the Executive shall also be entitled to participate in such vacation pay and any other fringe benefit plans as may from time to time be adopted by a majority of the Board.

     (e)  Incentive Compensation.  In addition to the compensation set forth
          ----------------------
in paragraph 1(d) above, so long as the Executive is employed by the Company or its Subsidiaries the Executive shall be entitled to participate in a discretionary annual bonus plan providing for the payment to Executive of an annual bonus, in an amount to be determined by a majority of the Board or another officer of the Company as the Board determines. The annual bonus is discretionary in nature and is determined in the exclusive discretion of the Board or other officer so designated by the Board. The Company may adopt from time to time a bonus program, in which the Executive shall participate, the terms of which require the Company to achieve certain performance goals which are set in advance each year in the sole discretion of the Board.

     (f)  Severance Pay. If at any time after the date hereof Executive ceases
          -------------
to be employed by the Company and its Subsidiaries ("Termination") for death or disability or by the Company for any reason other than Cause, Executive (or, in the case of death, Executive's estate) shall, until the end of the Severance Pay Period (as defined below), be entitled to receive a salary at the same rate of pay as, and on the same schedule and terms as was customary for, the salary Executive received under paragraph 1(d) above immediately prior to the Termination, as well as (except in the case of Executive's death) comparable medical benefits to those provided by the Company to Executive immediately prior to the Termination (such salary and benefits collectively, the "Severance Pay");
                                                                -------------
provided that if at any time during the Severance Pay Period Executive obtains
--------
other employment, Executive's Severance Pay shall during the period of such employment be reduced (but not below zero) by the amount of salary and benefits Executive receives as compensation for such employment. The payment of such Severance Pay shall in no way be construed as a continuation of Executive's

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employment after the Termination. The "Severance Pay Period" shall be equal to
                                       --------------------
(i) if Executive is terminated by the Company for any reason other than Cause, the longer of (A) the period between Termination and the 12-month anniversary of the start date of employment of Executive, and (B) the 6-month period commencing on the date of Termination, or (ii) if Executive's employment is terminated due to death or Disability, the 6-month period commencing on the date of Termination. If Executive resigns or is terminated by the Company for Cause, the Company shall not be obligated to pay any Severance Pay.

     (g)  Nondisclosure and Nonuse of Confidential Information.
          ----------------------------------------------------

     (i)    Nondisclosure Obligation. Executive shall not disclose or use at any
            ------------------------
time, either during his employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Company. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

     (ii)   Confidential Information.  As used in this Agreement, the term
            ------------------------
"Confidential Information" means information that is not generally known to the
 ------------------------
public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation,
(viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiv) all technology and trade secrets, (xv) business plans and financial models, and (xvi) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination.

     (h)  Cause. Cause means a finding by 2/3 of the Board members then serving,
          -----
after Executive has been given the opportunity for a formal hearing, of (A) Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, Executive's perpetration or attempted perpetration of fraud, or Executive's participation in a fraud or attempted fraud, on the Company, or Executive's unauthorized appropriation of , or attempt to misappropriate, any tangible or intangible

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assets or property of the Company, (B) any act or acts of disloyalty, misconduct or moral turpitude by Executive injurious to the interest, property, operations, business or reputation of the Company or Executive's conviction of a crime the commission of which results in injury to the Company or (C) Executive's repeated refusal or failure (other than by reason of disability) to carry out reasonable instructions by his superiors or the Board.

2.   The Company's Ownership of Intellectual Property.
     ------------------------------------------------

     (a)  Acknowledgement of Company Ownership. In the event that Executive as
          ------------------------------------
part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business as now or hereinafter conducted (collectively, "Intellectual Property"), Executive acknowledges that such
                ---------------------
Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised by the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company's interests in and rights to such Intellectual property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after Termination of Executive's employment with the Company).

     (b)  Executive Invention. Executive understands that paragraph 2 of this
          -------------------
Agreement regarding the Company's ownership of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company were used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company.

     (c)  Delivery of Materials upon Termination of Employment. As requested
          ----------------------------------------------------
by the Company from time to time and upon the Termination of Executive's employment with the Company for any reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of

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the location or form of such material and, if requested by the Company shall provide the Company with written confirmation that all such materials have been delivered to the Company.

3.   Noncompetition and Nonsolicitation.
     ----------------------------------

     (a)  Noncompetition. Executive acknowledges and agrees with the Company
          --------------
that Executive's services to the Company are unique in nature and that the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. For and in consideration of the terms contained herein Executive covenants and agrees with the Company that during the Noncompetition Period (as defined below), Executive shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, participate in any business division, group or franchise (or if there are no divisions, any business) where such division, group or franchise (or business, if applicable) engages or proposes to engage in any business conducted by the Company or proposed to be conducted pursuant to a Board resolution or Subsequent Business Plan (including, but not limited to, the sale or distribution of local switched dial tone telecommunication services) in any metropolitan statistical area ("MSA") in which the Company conducts such business or proposes to conduct such business pursuant to a Board resolution or Subsequent Business Plan. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise), other than ownership of up to 2% of the outstanding stock of any class which is publicly traded.

     (b)  Nonsolicitation. During the Noncompetition Period, Executive shall
          ---------------
not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company (including, without limitation, making any negative statements or communications concerning the Company).

     (c)  Noncompetition Period. The "Noncompetition Period" shall commence
          ---------------------       ---------------------
on the date hereof and continue (i) if Executive is terminated by the Company with or without Cause, until such date as shall be specified by the Company in writing within the 14 days after Termination, provided that such date shall not
                                              --------
be later

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than the first anniversary of the Termination, or (ii) otherwise, until such date as shall be specified by the Company in writing within the 30 days after Termination, provided that such date shall not be later than the 18-month
             --------
anniversary of the Termination. After the end of the Severance Pay Period (or if there is no Severance Pay, the date upon which the Company elects the duration of the Noncompetition Period), the Company shall until the end of the Noncompetition Period pay Executive his Noncompete Compensation (unless Executive breaches his obligations under this paragraph 3, it being understood that in such case Executive shall continue to be bound by such obligations as if the Company were continuing to pay Noncompete Compensation). If there is no Severance Pay, the Company shall during the period from Termination until such time as the Company elects the duration of the Noncompetition Period (the "Interim Period"), pay Executive his Interim Compensation (unless Executive
 --------------
breaches his obligations under this paragraph 3, it being understood that in such case Executive shall continue to be bound by such obligations as if the Company were continuing to pay Interim Compensation). "Noncompete Compensation"
                                                       -----------------------
shall consist of 50% of the salary that Executive received under paragraph 1(d) above as compensation from the Company and its Subsidiaries immediately prior to termination (Executive's "Previous Salary") together with the continuation of
                          ---------------
the medical benefits that the Company provided to Executive immediately prior to Termination (Executive's "Previous Benefits"); provided that if at any time
                          -----------------    --------
during the Noncompetition Period Executive obtains other employment (i) with comparable medical benefits to Executive's Previous Benefits, Executive's Noncompete Compensation shall during the period of such employment not include the continued provision of medical benefits, and (ii) with a salary exceeding 50% of Executive's Previous Salary, Executive's Noncompete Compensation shall during the period of such employment be reduced (but not below zero) by the amount of such excess. "Interim Compensation " shall consist of 100% of
                        --------------------
Executive's Previous Salary and Previous Benefits, provided that if at any time
                                                   --------
during the Interim Period Executive obtains other employment, Executive's Interim Compensation shall during the period of such employment be reduced (but not less than zero) by the amount of salary and benefits received as compensation for such other employment.

4.   Notices. Any notice provided for in this Agreement must be in writing and
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must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

To the Company:  Focal Communications Corporation
                 300 W. Washington Blvd., Suite 1408
                 Chicago, Illinois 60606
                 Attention: President

with a copy to:  Bischoff, Kenney, and Niehaus
                 3630 North Main Street
                 Sylvania, Ohio 43360

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                 Attention: Charles Niehaus

To Executive:    Renee Martin
                 398 Whispering Pines Ct.
                 Barrington, IL 60010

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when personally delivered, one business day after being sent by reputable overnight courier service, or three business days after being deposited in the U.S. mail.

5.   General Provisions.
     ------------------

     (a)  Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (b)  Complete Agreement. This Agreement, those documents expressly
          ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (c)  Counterparts. This Agreement may be executed in separate counterparts,
          ------------
none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (d)  Successors and Assigns. Except as otherwise provided herein, this
          ----------------------
Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     (e)  Choice of Law. All questions concerning the construction, validity,
          -------------
enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the laws of the State of Illinois.

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     (f)  Remedies. Each of the parties to this Agreement (including the
          --------
Investors shall be entitled to enforce its rights under this Agreement specifically, to recover damages and cost (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that, money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     (g)  Amendment and Waiver. The provisions of this Agreement may be amended
          --------------------
and waived only with the prior written consent of the Company and Executive.

     (h)  Business Days.  If any time period for giving notice or taking
          -------------
action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of Illinois, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.



                   *   *   *   *   *   *   *   *   *   *   *

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                         FOCAL COMMUNICATIONS CORPORATION

                         By:  /s/Robert C. Taylor, Jr.
                             -----------------------------------

                         Its:  President
                              ------------



                         EXECUTIVE:  /s/ Renee Martin
                                    -------------------

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